Exhibit 3.3

CERTIFICATE OF FORMATION

OF

BP MIDSTREAM PARTNERS GP LLC

This Certificate of Formation of BP Midstream Partners GP LLC, dated as of May 22, 2017, is being duly executed and filed by BP Midstream Partners Holdings LLC, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST:	The name of the limited liability company is BP Midstream Partners GP LLC (the “Company”).

SECOND:	The address of the registered office of the Company in the State of Delaware is 1209 Orange Street Wilmington, Delaware, 19801.

THIRD:	The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street Wilmington, Delaware, 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

BP PIPELINES (NORTH AMERICA) INC., as sole member of BP Midstream Partners Holdings LLC

By:	/s/ Susan Baur
Name:	Susan Baur
Title:	Vice President